CONGAREE BANCSHARES, INC.

Exhibit 32     Section 1350 Certifications

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and Chief Financial Officer of Congaree Bancshares, Inc. (the “Company”), certify that, to his knowledge on the date of this certification:

1.

The quarterly report of the Company for the period ended March 31, 2008 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 30, 2009	By:	/s/ Charlie T. Lovering
Charlie T. Lovering
Chief Executive Officer and Chief Financial Officer

Powered by 10KWizard Technology Source: Congaree Bancshares , 10-Q, May 15, 2008